CERTIFICATE OF AMENDMENT

                                OF

                   CERTIFICATE OF INCORPORATION

                    BEFORE PAYMENT OF CAPITAL


                                OF


                          J. CREW CORP.


      I, the undersigned, being the incorporator of J. Crew
Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DO HEREBY CERTIFY:

           FIRST: That the First Article of the Certificate of
Incorporation be and it hereby is amended to read as follows:

           The name of the corporation is J. Crew Operating Corp.
           (hereinafter referred to as the "Corporation").

           SECOND: That the corporation has not received any payment for any of its stock.

           THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General
Corporation Law of the State of Delaware.


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      IN WITNESS WHEREOF, I have signed this certificate this 29th day of September, 1997.


                                   /s/ Michelle T. Lin
                                  _______________________
                                      Michelle T. Lin


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